                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)                 August 14, 2000


                           MAGNA ENTERTAINMENT CORP.
      ------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                      Delaware, United States of America
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                (State or Other Jurisdiction of Incorporation)


        000-30578                                     98-0208374
------------------------------       -------------------------------------------
(Commission File Number                  (I.R.S. Employer Identification No.)

             285 West Huntington Drive, Arcadia, California 91007
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          (Address of Principal Executive Offices)             (Zip Code)


                                (626) 574-7223
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             (Registrant's Telephone Number, Including Area Code)

     --------------------------------------------------------------------
         (Former Name or Former Address, if changed Since Last Report)


ITEM 5.  OTHER EVENTS

On August 14, 2000, the Registrant issued a press release in which it announced its unaudited financial results for the three month period ended June 30, 2000. The full text of the press release issued by the Registrant is filed as Exhibit 1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1 Copy of Registrant's press release dated August 14, 2000 is attached as Exhibit 1.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



                               MAGNA ENTERTAINMENT CORP.
                                      (Registrant)

Date: August 14, 2000          by:         /s/ J. Brian Colburn
                                   -----------------------------------------
                                          J. Brian Colburn, Secretary

                                 INDEX TO EXHIBITS


EXHIBIT       DESCRIPTION OF EXHIBIT
--------      ----------------------

   1          Registrant's press release dated August 14, 2000

                                                            EXHIBIT 1
MAGNA ENTERTAINMENT CORP.
                                                 285 West Huntington Drive
                                                 Arcadia, CA 91007

                                                 Tel:  (626) 574-7223
                                                 Fax:  (626) 446-9565


                                 PRESS RELEASE

                           MAGNA ENTERTAINMENT CORP.
                    ANNOUNCES RESULTS FOR THE SECOND QUARTER


August 14, 2000, Arcadia, California......Magna Entertainment Corp. ("MEC")
(TSE: MIE.A, MEH: NASDAQ: MIEC) today reported its financial results for the second quarter and six months ended June 30, 2000.

---------------------------------------------------------------------------------------------------------------------
                                              Second Quarter Ended (\1\)          Six Months Ended (\1\)
                                                    June 30,                          June 30,
                                                 2000             1999              2000            1999
                                                 ----             ----              ----            ----
Revenue                                      $ 53,828          $ 20,795           $ 134,570       $ 60,702

Earnings Before Interest, Taxes,
Depreciation and Amortization                $  9,132           $   583           $  35,566       $ 18,679
Net Income                                   $  2,752           $(1,235)          $  14,732       $  8,090
Fully diluted earnings per share             $  0.03            $ (0.02)          $   0.18        $  0.10
---------------------------------------------------------------------------------------------------------------------

     (1) All amounts are reported in millions of U.S. dollars, except per share figures.

Revenue, net of purses, for the second quarter ended June 30, 2000 was $53.8 million, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $9.1 million, net income was $2.8 million and fully diluted earnings per share were $0.03. For the six months ended June 30, 2000, revenue net of purses was $134.6 million, EBITDA was $35.6 million, net income was $14.7 million and fully diluted earnings per share were $0.18.

The financial results for second quarter 2000 reflect the full quarter's operations for all of the Company's racetracks. The financial results for the second quarter 1999 and six months ended

June 30, 1999 reflect only the operations of Santa Anita Park racetrack, as it was the only track owned by the Company during such reporting periods.

During the second quarter of 2000, cash generated from operations was $2.4 million. Total investment activities provided a net $9.1 million that included the proceeds on disposition of real estate of $8.3 million and the cost of real estate sold to a related party of $6.1 million, offset by fixed asset additions of $6.4 million. Also during the period, long-term debt totaling $2.9 million was repaid.

The Company recently announced the expansion of its executive management group with the recruitment of Mark B. Feldman as President and Chief Executive Officer. Mr. Feldman joined the Company on August 7, 2000 after seven years with E! Entertainment Television, Inc. ("E!"), which owns and operates domestic and international satellite delivered television networks and Internet programming ventures. Most recently, Mr. Feldman was the Executive Vice President of E!, responsible for all of its core business operations including international program sales and channel development, online operations, new business development, finance, business and legal affairs and administrative functions. Mr. Feldman replaced Jerry D. Campbell, who has been named Vice Chairman of the Company and will continue as a member of the Board of Directors.

In addition, Richard Goldberg, formerly Vice President, New Ventures Content Strategies, for DirectTV, the world's leading provider of direct-to-home satellite delivered television programming services, has accepted a role as a senior advisor to Mr. Feldman and the Board of Directors. At DirecTV Mr. Goldberg was most recently responsible for equity investments in television, Internet and other media ventures. Prior to that, as Vice President, Program Acquisitions, Mr. Goldberg was responsible for all programming acquisition, distribution and licensing with, among others, professional sports leagues, motion picture studios and television networks. Mr. Goldberg will be providing consulting services to the Company primarily in connection with its media, broadcasting, marketing and legislative initiatives.

"During the quarter, the Company operated live racing at all six of its venues in North America.

"Santa Anita Park continued to lead the nation's racetracks achieving a new record for handle, or total wagering, with a four percent (4%) increase to over $1.0 billion. The Hialeah at Gulfstream Park meet, new for 2000, generated incremental EBITDA during the quarter in excess of $1.0 million.

"During the remainder of the fiscal year, management will continue to focus its attention on best practices and synergies at the property level to lay the foundation for long-term improvements in track operating results. In the short term the company anticipates the impact of new tax legislation in Florida equalizing the pari-mutuel tax structure for all racetracks will improve operating performance.

"The Company's previously announced real estate disposition program continues on target with $8.3 million in proceeds during the quarter. In addition, MEC received proceeds of $8.0 million on real estate sold to a related party. For financial statement purposes, the gain on the real estate sales to related parties are reported as additional equity capital, net of income tax. In total, the Company's real estate sales generated $4.3 million in excess of the historical cost of the properties sold. Furthermore, the Company has entered into property sales agreements providing anticipated proceeds of approximately $20.0 million in the third and fourth quarters."

Mr. Feldman also stated that "For the remainder of 2000, MEC's strategic focus will be on the development of branding initiatives to increase awareness of MEC as the source of the world's premier racing experience and the development of our interactive television and Internet programming service, scheduled for launch in the first quarter of 2001. Beginning with the Internet site, MEC intends to become the leading destination for news and information related to the sport of horse racing - including dissemination of wagering information - and for Internet and television based gaming. The media initiative will utilize proprietary interactive wagering technology including systems to interface telephone account wagering with totalizator wagering pools, both developed internally by MEC and licensed via strategic alliances with leading technology providers in the fields of interactive gaming, streaming audio and video and others. As the legislative and regulatory environment continues to recognize the permissibility of interstate wagering on pari-mutuel racing, the Company intends to exploit its product strength to develop new customers and markets."

The Company, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. These racetracks, which include Santa Anita Park and Golden Gate Fields in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan, accounted for 23% of the amounts wagered on pari-mutuel racing in the United States in 1999. As a complement to its horse racing business, the Company is exploring the development of media sports wagering operations, including telephone account, interactive television, and Internet-based wagering, as well as certain leisure and retail-based real estate projects.

The Company will hold a conference call to discuss the second quarter results on Tuesday, August 15, 2000 at 12:00 noon New York time (E.D.T.). The number to use for this call is 1-800-348-6433. Please call 10 minutes prior to the conference call. The overseas number to call is 1-212-271-4737. The conference call will be chaired by Mark B. Feldman, President and Chief Executive Officer, and David A. Mitchell, Executive Vice President and Chief Financial Officer.
For further information, please contact David A. Mitchell at (626) 574-6320.

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including from Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

MAGNA ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------------------------------
[Unaudited]
[United States dollars in thousands,
except per share figures]
--------------------------------------------------------------------------------------------------------
                                                    Three months ended             Six months ended
                                                   June 30,       June 30,       June 30,       June 30,
                                                       2000           1999           2000           1999
--------------------------------------------------------------------------------------------------------
Revenue
Racetrack
  Wagering, net of purses                            27,886         11,029         86,970         38,266
  Non-wagering                                       12,374          6,704         30,332         15,932
Real estate
  Sale of real estate                                 8,269              -          8,269              -
  Rental and other                                    5,299          3,062          8,999          6,504
--------------------------------------------------------------------------------------------------------
                                                     53,828         20,795        134,570         60,702
--------------------------------------------------------------------------------------------------------
Costs and expenses
Racetrack
  Operating costs                                    29,435         15,935         75,944         33,588
  General and administrative                          3,759            969          7,077          1,923
Real estate
  Cost of real estate sold                            5,914              -          5,914              -
  Operating costs                                     4,178          3,110          7,160          6,086
  General and administrative                            240            198            468            426
Predevelopment and other costs                        1,170              -          2,441              -
Depreciation and amortization                         4,685          1,507          9,952          3,034
Interest expense                                        209            380            419            709
Interest income                                        (253)           (60)          (454)           (60)
--------------------------------------------------------------------------------------------------------
                                                     49,337         22,039        108,921         45,706
--------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                     4,491         (1,244)        25,649         14,996
Income tax provision (benefit)                        1,739             (9)        10,917          6,906
--------------------------------------------------------------------------------------------------------
Net income (loss)                                     2,752         (1,235)        14,732          8,090
Other comprehensive loss:
  Foreign currency translation adjustment             1,479          2,277          6,329          7,322
--------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                           1,273         (3,512)         8,403            768
========================================================================================================

Earnings (loss) per share of Class A
 Subordinate
  Voting Stock, Class B Stock or                      $0.03         $(0.02)         $0.18          $0.10
   Exchangeable Share:                                $0.03         $(0.02)         $0.18          $0.10
      Basic
      Diluted
========================================================================================================

Average number of shares of Class A
 Subordinate
  Voting Stock, Class B Stock and
   Exchangeable                                      80,466         78,535         80,377         78,535
  Shares[in thousands]:                              80,466         78,535         80,377         78,535
      Basic
      Diluted
========================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------------------------------
[Unaudited]
[United States dollars in thousands]
----------------------------------------------------------------------------------------------------------------------------
                                                                  Three months ended                  Six months ended
                                                              June 30,          June 30,          June 30,          June 30,
                                                                  2000              1999              2000              1999
----------------------------------------------------------------------------------------------------------------------------
Cash provided from (used for):

OPERATING ACTIVITIES
Net income                                                       2,752            (1,235)           14,732             8,090
Items not involving current cash flows                           2,304             1,831             7,302             3,724
----------------------------------------------------------------------------------------------------------------------------
                                                                 5,056               596            22,034            11,814
Changes in non-cash items related to operations                 (2,671)          (13,652)          (25,951)          (10,442)
----------------------------------------------------------------------------------------------------------------------------
    Net cash provided from (used for) Operating                  2,385           (13,056)           (3,917)            1,372
    Activities
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES
Acquisition of business                                              -            (6,375)           (1,770)           (6,375)
Real estate property and fixed asset additions                  (6,381)           (5,348)           (8,767)           (7,158)
Proceeds on sale of real estate                                  8,269                 -             8,269                 -
Proceeds (cost) on real estate sold to Magna                     6,147                 -             6,147                 -
Other assets disposals (additions)                               1,049                 -             1,749                 -
----------------------------------------------------------------------------------------------------------------------------
    Net cash provided from (used for) Investing
    Activities                                                   9,084           (11,087)            5,628           (13,533)
----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness                         1,498           (12,722)           (2,056)           (2,047)
Repayment of long-term debt                                     (2,857)              (60)           (6,767)             (104)
Issue of Class A Subordinate Stock                                   -                 -             1,846                 -
Contributed capital, net of tax                                  1,352                 -             1,352                 -
Increase in note payable to Magna                                    -            23,869                 -            24,346
Net contribution by Magna                                            -                 -                 -           (12,120)
----------------------------------------------------------------------------------------------------------------------------
    Net cash provided from (used for) Financing
    Activities                                                      (7)           11,087            (5,625)          (10,075)
----------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash
   and cash equivalents                                             14                (1)              (55)               (7)
----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents during the period                                 11,476           (13,693)           (3,969)           (2,093)
Cash and cash equivalents, beginning of period                  35,215            29,103            50,660            17,503
----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                        46,691            15,410            46,691            15,410
============================================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
[Unaudited]
[United States dollars in thousands]
---------------------------------------------------------------------------------------------------------------------
                                                                                        June 30,         December 31,
                                                                                            2000                 1999
---------------------------------------------------------------------------------------------------------------------
                                     ASSETS
---------------------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                                              46,691                50,660
   Restricted cash                                                                         6,915                 7,752
   Accounts receivable                                                                    32,032                25,887
   Prepaid expenses and other                                                              4,337                 3,931
----------------------------------------------------------------------------------------------------------------------
                                                                                          89,975                88,230
----------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed assets, net                                             557,356               564,789
----------------------------------------------------------------------------------------------------------------------
Other assets, net                                                                         97,559               100,967
----------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                      6,367                 6,367
----------------------------------------------------------------------------------------------------------------------
                                                                                         751,257               760,353
======================================================================================================================
                               LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------
Current liabilities:
   Bank indebtedness                                                                       5,079                 7,259
   Accounts payable and other liabilities                                                 44,909                66,151
   Income taxes payable                                                                   12,131                 7,554
   Long-term debt due within one year                                                     12,919                19,119
----------------------------------------------------------------------------------------------------------------------
                                                                                          75,038               100,083
----------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                            24,478                19,506
----------------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                                  437                   494
----------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                     92,616                93,183
----------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Capital stock issued and outstanding -
   Class A Subordinated Voting Stock                                                      85,310                11,500
   Exchangeable Shares                                                                    73,398               110,000
   Class B Stock                                                                         394,093               429,455
Contributed surplus                                                                        1,352                     -
Retained earnings (deficit)                                                               12,301                (2,431)
Accumulated comprehensive loss                                                            (7,766)               (1,437)
----------------------------------------------------------------------------------------------------------------------
                                                                                         558,688               547,087
----------------------------------------------------------------------------------------------------------------------
                                                                                         751,257               760,353
======================================================================================================================